Exhibit 10.1

NON-REDEMPTION AGREEMENT

This NON-REDEMPTION AGREEMENT, dated as of June 3, 2024 (this “Agreement”), is entered into by Valuence Merger Corp I. (ticker: VMCA) (the “Company”), VMCA Sponsor LLC (the “Sponsor”), and [●] (“Shareholder”).

WHEREAS, the Company was formed for the purpose of consummating a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination (a “Business Combination”) with one or more entities;

WHEREAS, the amended and restated memorandum and articles of association of the Company, as amended (the “Charter”), provides that the Company must consummate a Business Combination by June 3, 2024, which date may be extended by the Company’s board of directors (the “Board”) monthly up to March 3, 2025, provided that the Sponsor or its designees (the “Contributors”) deposit into the trust account (the “Trust Account”) established in connection with the Company’s initial public offering (“IPO”) an amount equal to $140,000 each such month, or the Company must liquidate;

WHEREAS, in order to provide the Company additional time to complete a Business Combination in a more cost-effective manner, the Company intends to seek shareholder approval of a proposal (the “Extension Proposal”) to amend the Charter (the “Extension Amendment”) to extend the date by which the Company must consummate an initial business combination from June 3, 2024 for an initial two month period to August 3, 2024 and to permit the Company, without another shareholder vote, by resolution of the Board, to elect to further extend such date up to nineteen (19) additional times for an additional one (1) month each time, provided that the Contributors deposit into the Trust Account (i) on June 4, 2024, with respect to the initial extension, an amount equal to the lesser of (x) $60,000 or (y) $0.03 per public share multiplied by the number of public shares outstanding and (ii) one business day following the public announcement by the Company that the Board has elected to further extend such date for an additional month, an amount equal to the lesser of (x) $30,000 or (y) $0.015 per public share multiplied by the number of public shares outstanding;

WHEREAS, in accordance with its Charter, in connection with the Extension Proposal, the Company must provide the public holders of its Class A ordinary shares, par value $0.0001 per share, initially included as part of the units sold in the IPO (the “Public Shares”), with the right to redeem the Public Shares held by them upon the terms and subject to the conditions set forth in the Charter (the “Redemption Rights”);

WHEREAS, as of the date hereof, Shareholder owns Public Shares; and

WHEREAS, Shareholder is willing to refrain from exercising its Redemption Rights in connection with the Extension Proposal, or to validly rescind any previously submitted redemption demand, with respect to the Subject Shares (as defined below), and the Sponsor is willing to pay the Shareholder the Extension Payment (as defined below), in each case subject to the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Redemption Rights. Shareholder acknowledges that it has Redemption Rights with respect to the Public Shares held by it. For the benefit of the Company, during the period commencing on the date hereof and ending on the date that the Extension Amendment is implemented (the “Expiration Time”), Shareholder shall not exercise (or shall validly rescind) its Redemption Rights with respect to the lesser of (i) 300,000 of Shareholder’s Public Shares and (ii) such number of Public Shares that would equal 9.9% of the outstanding ordinary shares after giving effect to the Public Shares redeemed in connection with the Extension Proposal (all such ordinary shares, or any successor shares of the Company of which ownership of record or the power to vote is hereafter acquired by Shareholder prior to the termination of this Agreement being referred to herein as the “Subject Shares”). Notwithstanding any term hereof to the contrary, nothing herein will prohibit Shareholder from redeeming any or all of the Subject Shares immediately prior to, and in connection with, the Business Combination.

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2. Transfer of Shares. During the period commencing on the date hereof and ending on the date of the approval by the Company’s shareholders of the Extension Proposal, Shareholder agrees that it shall not, directly or indirectly, sell, assign, transfer (including by operation of law), create a lien, pledge, distribute, dispose of or otherwise encumber any of the Subject Shares, either voluntarily or involuntarily (collectively, “Transfer”), or otherwise agree or offer to do any of the foregoing; provided, that, Transfers by Shareholder are permitted to an affiliate of Shareholder only if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to the Company, to assume all of the obligations of Shareholder under, and be bound by all of the terms of, this Agreement. Any Transfer in violation of this Section 2 with respect to the Subject Shares shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in the Shareholder. Notwithstanding the foregoing, in no event will Shareholder be required to maintain ownership of Public Shares in excess of 9.9% of the outstanding ordinary shares of the Company.

3. Extension Payment. In consideration of the covenants of the Shareholder set forth herein, and subject to the Shareholder’s performance of its covenants in Sections 1 and 2 of this Agreement, on the date hereof, the Sponsor shall pay Shareholder USD $75,000 (such amount, the “Extension Payment”) by wire of the Extension Payment to an account designated for such purpose in writing by Shareholder on the date of this Agreement.

4. Covenants of Shareholder. Shareholder shall permit the Company to publish and disclose Shareholder’s identity, ownership of the Subject Shares and the nature of Shareholder’s commitments, arrangements and understandings under this Agreement, and, if deemed appropriate by the Company, a copy of this Agreement, in (i) any Form 8-K filed by the Company relating to the transactions contemplated herein, and (ii) any other documents or communications provided by the Company to any governmental authority or to securityholders of the Company, in each case, to the extent, and only to the extent, required by the federal securities laws or the SEC or any other securities authorities. Shareholder agrees that it shall not, and shall cause its affiliates not to, indirectly accomplish or attempt to accomplish that which it is not permitted to accomplish directly under this Agreement.

5. Representations and Covenants of the Company.

a. Investment Company Act. On March 1, 2024, which date was prior to the 24-month anniversary of the effective date of the registration statement relating to the IPO, the Company caused the trustee of the Trust Account to liquidate the securities held in the Trust Account and to hold the Trust Account in an interest-bearing bank deposit account. Until the earlier of the consummation of the Business Combination and the liquidation of the Trust Account, the Company shall maintain the investment of the funds held in the Trust Account in cash in an interest-bearing bank deposit account.

b. Excise Tax. The Company has not and shall not to use the funds placed in the Trust Account and the interest earned thereon to pay any excise taxes or any other similar fees or taxes that may be imposed on the Company pursuant to any current, pending or future rules or laws, including without limitation, any excise tax imposed under the Inflation Reduction Act of 2022 (if the Company were to become subject to the Inflation Reduction Act of 2022) on any redemptions or stock buybacks by the Company.

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6. No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in the Company or the Sponsor any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to Shareholder, neither the Company nor the Sponsor shall have any authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Shareholder in the voting of any of the Subject Shares, except as otherwise provided herein with respect to the Subject Shares.

7. Termination. This Agreement and the obligations of the parties under this Agreement shall automatically terminate upon the earliest to occur of (a) the failure of the Company’s shareholders to approve the Extension Proposal or the determination of the Company not to proceed to effect the Extension Amendment, (b) the liquidation or dissolution of the Company, (c) the Expiration Time and (d) the mutual written consent of the parties hereto. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

8. Trust Account Waiver. Shareholder acknowledges that the Company has established the Trust Account containing the proceeds of the IPO and certain proceeds of the concurrent private placement (including interest accrued from time to time thereon) for the benefit of its public shareholders and certain other parties (including the underwriters of the IPO). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Shareholder hereby agrees (on its own behalf and on behalf of its related parties) that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and it shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”); provided, that the Released Claims shall not include any rights or claims of Shareholder or any of its related parties to exercise Redemption Rights with respect to Public Shares other than the Subject Shares or, after the Expiration Time, with respect to the Subject Shares. The Shareholder acknowledges that the waiver and release of the Released Claims is a material inducement to the Company to enter into this Agreement and has been specifically relied upon by the Company, and the Shareholder further intends and understands such waiver and release to be valid, binding, and enforceable under applicable law.

9. Disclosure; Exchange Act Filings. As soon as practicable but in no event later than one business day after execution of this Agreement (such date and time, the “Disclosure Time”), the Company shall file a Current Report on Form 8-K under the Exchange Act, reporting the material terms of this Agreement and of the transactions contemplated hereby and any other material, nonpublic information that the Company has provided to Shareholder in connection herewith.

10. Governing Law. This Agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

11. Jurisdiction. The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

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12. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

13. Specific Enforcement. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (i) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 13 shall not be required to provide any bond or other security in connection with any such injunction.

14. Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

15. Entire Agreement; Amendment; Assignment; Successors. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements, and understandings of any kind, whether written or oral, among them relating to the subject matter hereof. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the Company, Sponsor, and Shareholder. Any assignment of this Agreement or any right, remedy, obligation or liability arising hereunder by any party hereto to any person that is not an affiliate of such party shall require the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

16. Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered, sent by email or other electronic transmission, provided that the sender does not receive a bounce-back reply of non-delivery, sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the party has provided to receive notice; and (b) if by any other form of electronic transmission, when directed to such party.

17. Expenses. The Shareholder shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

VALUENCE MERGER CORP. I

By:
Name:
Title:
Address for Notices:

VMCA SPONSOR, LLC

By:
Name:
Title:
Address for Notices:

[●]

By:
Name:
Title:
Address for Notices: